EXHIBIT 7
                                                                       ---------


No. of Stock Units: 8,233                                          Warrant No. 9


                                     WARRANT

                           to Purchase Common Stock of

                              THE RIGHT START, INC.


THIS IS TO CERTIFY THAT Strategic Associates, L.P., a Delaware limited partnership, or registered assigns, is entitled to purchase from The Right Start, Inc., a California corporation (hereinbelow called the "Company"), at any time on and after the Closing Date (as defined below), but not later than 5:00 p.m., Los Angeles time, on the date that is five (5) years after the Closing Date (the "Expiration Date"), 8,233 Stock Units, in whole or in part, at a purchase price per Stock Unit of $3.00, adjusted as provided below, all on the terms and conditions hereinbelow provided.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY REQUIRED REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS.

         Section 1. Certain Definitions. As used in this Warrant, unless the context otherwise requires:

                  "Affiliate" means a Person (1) that directly or indirectly controls, or is controlled by, or is under common control with, the Company, (2) that beneficially owns ten percent (10%) or more of the Voting Stock of the Company, or (3) ten percent (10%) or more of the Voting Stock (or in the case of a Person which is not a corporation, ten percent (10%) or more of the equity interest) of which is owned by the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Appraised Value" shall mean the fair market value of all outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding Warrants and all other options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), as determined by a written appraisal prepared by an appraiser acceptable to the Company and the holders of Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants. "Fair market value" is defined for this purpose as the price in a single transaction determined on a going-concern basis that would be agreed upon by the most likely hypothetical buyer for a 100% controlling interest in the equity capital of the Company (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding Warrants and all other options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices less than the Current Market Price), with consideration given to the effect of a noncompete covenant signed by the seller and employment agreements signed by key management personnel of the Company (and of its subsidiaries), each extending for a period of time considered sufficient by all parties to effect the transfer of goodwill from the seller to the buyer and disregarding any discounts for nonmarketability of Common Stock of the Company. In the event that the Company and said holders cannot, in good faith, agree upon an appraiser, then the Company, on the one hand, and said holders, on the other hand, shall each select an appraiser, the two appraisers so selected shall select a third appraiser who shall be directed to prepare such a written appraisal (the "Appraisal") and the term Appraised Value shall mean the appraised value set forth in the Appraisal prepared in accordance with this definition. Except as otherwise set forth herein, the entire cost of the appraisal process shall be borne by the Company, but the cost thereof shall be deemed an account payable of the Company and shall be considered in the determination of the Appraised Value.

                  "Board of Directors" shall mean either the board of directors of the Company or any duly authorized committee of that board.








                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banks in the State of California are required or permitted to close.

                  "Certificate of Incorporation" shall mean the certificate or articles of incorporation of the Company, as in effect on the Closing Date and as at any time amended or otherwise modified.

                  "Closing Date" shall mean have the meaning set forth in the Securities Purchase Agreement.

                  "Commission" shall mean the Securities and Exchange Commission
and  any  other   similar  or  successor   agency  of  the  federal   government
administering the Securities Act and the Exchange Act.

                  "Common Stock" shall mean the Company's authorized Common Stock, no par value per share, irrespective of class unless otherwise specified, as constituted on the date of original issuance of this Warrant, and any stock into which such Common Stock may thereafter be changed, and shall also include stock of the Company of any other class, which is not preferred as to dividends or assets over any other class of stock of the Company issued to the holders of shares of Common Stock upon any reclassification thereof.

                  "Company" shall mean The Right Start, Inc., a California corporation.

                  "Current Market Price" per share of Common Stock for the purposes of any provision of this Warrant at the date herein specified, shall be deemed to be the price determined pursuant to the first applicable of the following methods:

                           (i) If the Common Stock is traded on a national securities exchange or is traded in the over-the-counter market, the Current Market Price per share of Common Stock shall be deemed to be the average of the daily market prices for 20 consecutive Business Days commencing 20 Business Days before such date. The market price for each such Business Day shall be, (a) if the Common Stock is traded on a national securities exchange or in the over-the-counter market, its last sale price on the preceding Business Day on such national securities exchange or over-the-counter market or, if there was no sale on that day, the last sale price on the next preceding Business Day on which there was a sale, all as made available over the Consolidated Last Sale Reporting System of the CTA Plan (the "CLSRS") or, if the Common Stock is not then eligible for reporting over the CLSRS, its last reported sale price on the preceding Business Day on such national securities exchange or, if there was no sale on that day, on the next preceding Business Day on which there was a sale reported on such exchange or (b) if the principal market for the Common Stock is the over-the-counter market, but the Common Stock is not then eligible for reporting over the CLSRS, but the Common Stock is quoted on the Nasdaq National Market ("Nasdaq"), the last sale price reported on Nasdaq on the preceding Business Day or, if the Common Stock is an issue for which last sale prices are not reported on Nasdaq, the closing bid quotation on such day, but, in each of the next preceding two cases, if the relevant Nasdaq price or quotation did not exist on such day, then the price or quotation on the next preceding Business Day in which there was such a price or quotation.

                      (ii) If the Current Market Price per share of Common Stock cannot be ascertained by any of the methods set forth in paragraph (i) immediately above, the Current Market Price per share of Common Stock shall be deemed to be the price equal to the quotient determined by dividing the Appraised Value by the number of outstanding shares of Common Stock (on a fully diluted basis including any fractional shares and assuming the exercise in full of all then-outstanding Warrants and all other options, warrants or other rights to purchase shares of Common Stock that are then currently exercisable at exercise prices equal to or less than the Current Market Price).

                  "Current Warrant Price" per share of Common Stock, for the purpose of any provision of this Warrant at the date herein specified, shall mean the amount equal to the quotient resulting from dividing the Exercise Price in effect on such date by the number of shares (including any fractional share) of Common Stock comprising a Stock Unit on such date.

                  "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.









                  "Exercise Price" shall mean the purchase price per Stock Unit as set forth on the first page of this Warrant on the Closing Date and thereafter shall mean such dollar amount as shall result from the adjustments specified in Section 4.

                  "Holder" means,  initially,  each of the Purchasers  listed on
Schedule I to the Securities Purchase Agreement and thereafter any Person that is or Persons that are the registered holder(s) of the Warrants or Warrant Stock as registered on the books of the Company.

                  "Nonpreferred Stock" shall mean the Common Stock and shall also include stock of the Company of any other class which is not preferred as to dividends or assets over any other class of stock of the Company and which is not subject to redemption.

                  "Person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a government, foreign or domestic, and any agency or political subdivision thereof, or any other entity.

                  "Restricted Certificate" shall mean a certificate for Common Stock or a Warrant bearing the restrictive legend set forth in Section 10.1.

                  "Restricted   Securities"  shall  mean  Restricted  Stock  and
Restricted Warrants.

                  "Restricted Stock" shall mean Common Stock evidenced by a Restricted Certificate.

                  "Restricted Warrant" shall mean a Warrant evidenced by a Restricted Certificate.

                  "Securities" shall mean the Warrant issued to the Holder pursuant to the Securities Purchase Agreement, and the certificates and other instruments from time to time evidencing the same.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, and any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any applicable time.

                  "Securities Purchase Agreement" shall mean the Securities Purchase Agreement between the Company and the Purchasers, dated as of May 6, 1997.

                  "Seller" shall mean a holder of Restricted Securities of the Company for which the Company shall be required to file a registration statement or which shall be registered under the Securities Act at the request of such holder pursuant to any of the provisions of Section 10. Neither the Company nor any of its Affiliates shall be deemed a "Seller" for any purposes of this Agreement.

                  "Stock Unit" shall constitute one share of Common Stock, as such Common Stock was constituted on the Closing Date and thereafter shall constitute such number of shares (including any fractional shares) of Common Stock as shall result from the adjustments specified in Section 4.

                  "Subordinated Note" shall mean that certain 11.5% Senior Subordinated Note Due May 6, 2000, issued to the Holder of this Warrant on the date hereof (or any permitted assignee).

                  "Voting Stock" shall mean any equity security entitling the holder of such security to vote at meetings of shareholders except an equity security which entitles the holder of such security to vote only upon the occurrence of some contingency, unless that contingency shall have occurred and be continuing.

                  "Warrants" shall mean the Warrants issued pursuant to the Securities Purchase Agreement, of which this Warrant is one, evidencing rights to purchase up to an aggregate of 475,000 Stock Units, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of Stock Units for which they may be exercised.








                  "Warrant   Stock"  shall  mean  the  shares  of  Common  Stock
purchasable by the holder of a Warrant upon the exercise of such Warrant.

         Section 2. Exercise of Warrant. The holder of this Warrant may, at any time on and after Closing Date, but not later than the Expiration Date, exercise this Warrant in whole at any time or in part from time to time for the number of Stock Units which such holder is then entitled to purchase hereunder. The Holder may exercise this Warrant, in whole or in part, by either of the following methods:

                  (a) The Holder may deliver to the Company at its office maintained pursuant to Section 15 for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be purchased, (ii) this Warrant and, if the Holder desires to tender all or a portion of the
         Subordinated   Note  in   consideration  of  the  Exercise  Price,  the
         Subordinated Note, and (iii) a sum equal to the aggregate Exercise Price therefor in immediately available funds or, in lieu thereof, all or a portion of the Subordinated Note. For purposes of this subparagraph (a), the Subordinated Note will be attributed a value equal to the principal amount of such Subordinated Note, together with any accrued but unpaid interest through date of exercise of this Warrant. Additionally, if, upon exercise of the Warrant, the value of the surrendered Subordinated Note of the Holder is greater than the aggregate Exercise Price for which the Subordinated Note is being tendered for payment, then the Company shall issue to the Holder a new subordinated note, with the same maturity date, interest rate and other terms as the Holder's Subordinated Note, which represents the remaining balance of the Subordinated Note; or

                  (b) The Holder may also exercise this Warrant, in whole or in part, in a "cashless" or "net-issue" exercise by delivering to the Company at its office maintained pursuant to Section 15 for such purpose (i) a written notice of such Holder's election to exercise this Warrant, which notice shall specify the number of Stock Units to be delivered to such Holder and the number of Stock Units with respect to which this Warrant is being surrendered in payment of the aggregate Exercise Price for the Stock Units to be delivered to the Holder, and
         (ii) this Warrant. For purposes of this subparagraph (b), each Stock Unit as to which this Warrant is surrendered will be attributed a value equal to the product of (x) the Current Market Price per share of Common Stock minus the Current Warrant Price per share of Common Stock, multiplied by (y) the number of shares of Common Stock then comprising a Stock Unit.

                  Any notice required under this Section 2 may be in the form of Subscription set out at the end of this Warrant. Upon delivery thereof, the Company shall as promptly as practicable and in any event within ten Business Days thereafter, cause to be executed and delivered to such holder a certificate or certificates representing the aggregate number of fully-paid and nonassessable shares of Common Stock issuable upon such exercise.

                  The stock certificate or certificates for Warrant Stock so delivered shall be in such denominations as may be specified in said notice and shall be registered in the name of such holder or, subject to Section 10, such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is delivered to the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such holder a new Warrant dated the date it is issued, evidencing the rights of such holder to purchase the remaining Stock Units called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of such holder, appropriate notation may be made on this Warrant and the Warrant shall be returned to such holder.

                  The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2.

                  All shares of Common Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

                  Except as may otherwise be required by law, the Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant.








                  The Company shall issue certificates for fractional shares of stock upon any exercise of this Warrant whenever, in order to implement the provisions of this Warrant, the issuance of such fractional shares is required.

         Section 3. Transfer, Division and Combination. Subject to Section 10, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the office of the Company maintained for such purpose pursuant to Section 15, together with a written assignment in the form set out at the end of this Warrant duly executed by the holder hereof or its agent or attorney and payment of funds sufficient to pay any stock transfer taxes payable upon the making of such transfer. Upon such surrender and payment the Company shall, subject to Section 10, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and this Warrant shall promptly be canceled. If and when this Warrant is assigned in blank (in case the restrictions on transferability in Section 10 shall have been terminated), the Company may (but shall not be obliged to) treat the bearer hereof as the absolute owner of this Warrant for all purposes and the Company shall not be affected by any notice to the contrary. This Warrant, if properly assigned in compliance with this Section 3 and Section 10, may be exercised by an assignee for the purchase of shares of Common Stock without having a new Warrant issued.

                  This Warrant may, subject to Section 10, be divided or combined with other Warrants upon presentation at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the holder hereof or its agent or attorney. Subject to compliance with the preceding paragraph and with Section 10, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  The Company shall pay all expenses, taxes and other charges incurred by the Company in the performance of its obligations in connection with the preparation, issue and delivery of Warrants under this Section 3.

                  The Company agrees to maintain at its aforesaid office books for the registration and transfer of the Warrants.

         Section 4. Adjustment of Stock Unit or Exercise Price. The number of shares of Common Stock comprising a Stock Unit shall be subject to adjustment from time to time as set forth in this Section 4 and in Section 5. The Company will not take any action with respect to its Nonpreferred Stock of any class requiring an adjustment pursuant to any of the following Subsections 4.1, or 4.3 without at the same time taking like action with respect to its Nonpreferred Stock of each other class; and the Company will not create any class of Nonpreferred Stock which carries any rights to dividends or assets differing in any respect from the rights of the Common Stock on the Closing Date.

                  4.1. Stock Dividends, Subdivisions and Combinations. In case at any time or from time to time the Company shall

                  (a) take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Nonpreferred Stock, or

                  (b) subdivide its outstanding shares of Nonpreferred Stock into a larger number of shares of Nonpreferred Stock, or

                  (c) combine its outstanding shares of Nonpreferred Stock into a smaller number of shares of Nonpreferred Stock,

then the number of shares of Common Stock comprising a Stock Unit immediately after the happening of any such event shall be adjusted so as to consist of the number of shares of Common Stock which a record holder of the number of shares of Common Stock comprising a Stock Unit immediately prior to the happening of such event would own or be entitled to receive after the happening of such event; provided, however, that no such event may take place with respect to any shares of Nonpreferred Stock unless it shall also take place for all shares of Nonpreferred Stock.






                  4.2. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock comprising a Stock Unit hereinbefore provided for in this
Section 4:

                  (a) When Adjustments to Be Made. The adjustments required by the preceding Section 4.1 shall be made whenever and as often as any specified event requiring an adjustment shall occur. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

                  (b) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Nonpreferred Stock shall be taken into account to the nearest one-thousandth of a share.

                  (c) When Adjustment Not Required. If the Company shall take a record of the holders of its Nonpreferred Stock for the purpose of entitling them to receive a dividend or distribution pursuant to this Section 4 and shall, thereafter and before the distribution thereof to shareholders, legally abandon its plan to pay or deliver such dividend or distribution rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  4.3. Merger, Consolidation or Disposition of Assets. In case the Company shall merge or consolidate into another corporation, or shall sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and pursuant to the terms of such merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation are to be received by or distributed to the holders of Nonpreferred Stock of the Company, then each holder of a Warrant shall have the right to receive, upon exercise of such Warrant, Stock Units each comprising the number of shares of common stock of the successor or acquiring corporation receivable upon or as a result of such merger, consolidation or disposition of assets by a holder of the number of shares of Nonpreferred Stock comprising a Stock Unit immediately prior to such event.

         Section 5.  Notice to Warrant Holders.

                  5.1. Notice of Adjustment of Stock Unit or Exercise Price. Whenever the number of shares of Common Stock comprising a Stock Unit, shall be adjusted pursuant to Section 4, the Company shall forthwith obtain a certificate signed by independent accountants, of recognized national standing, selected by the Company and reasonably acceptable to the Holders of the Warrants, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the number of shares of Common Stock comprising a Stock Unit and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock comprising a Stock Unit, after giving effect to such adjustment or change. The Company shall promptly, and in any case within three days after the making of such adjustment, cause a signed copy of such certificate to be delivered to each holder of a Warrant in accordance with Section 16. The Company shall keep at its office or agency, maintained for the purpose pursuant to Section 15, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any holder of a Warrant or any prospective purchaser of a Warrant designated by a holder thereof.

                  5.2. Notice of Certain Corporate Action. In case the Company shall propose (a) to pay any dividend payable in stock of any class to the holders of its Nonpreferred Stock or to make any other distribution to the holders of its Nonpreferred Stock payable in stock, or (b) to effect any reorganization, consolidation, merger or sale, organic change, transfer or other disposition of all or substantially all of its property, assets or business, or
(c) to effect the liquidation, dissolution or winding up of the Company, then in each such case, the Company shall deliver to each holder of a Warrant, in accordance with Section 16, a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend or distribution, or the date on which such reorganization, consolidation, merger, sale, organic change, transfer, disposition, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of Nonpreferred Stock, if any such date is to be fixed, and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Nonpreferred Stock and the number and kind of any other shares of stock which will comprise a Stock Unit after giving effect to any adjustment which will be required as a result of such action. Such notice shall be so delivered thirty (30) days prior to (i) the record date for determining holders of the Nonpreferred Stock for purposes of any action covered by clause (a) or (b) above, and (ii) in the case of any other such action, the date of the taking of such proposed action or the date of participation therein by the holders of Nonpreferred Stock, whichever shall be the earlier.







         Section 6. Reservation and Authorization of Nonpreferred Stock; Registration with or Approval of any Governmental Authority. The Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. The Company will not amend its Certificate of Incorporation in any respect relating to the Common Stock other than to increase or decrease the number of shares of authorized capital stock (subject to the provisions of the preceding sentence). All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant or upon such conversion, as the case may be, shall be duly and validly issued and fully-paid and nonassessable.

                  Before taking any action which would result in an adjustment in the number of shares of Common Stock comprising a Stock Unit, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  If any shares of Common Stock required to be reserved for issue upon exercise of Warrants require registration with any governmental authority under any federal or state law (otherwise than as provided in Section
10) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

         Section 7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Nonpreferred Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up or as otherwise may be required by law, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

         Section 8. Taxes. The Company will pay all taxes (other than federal, state, local or foreign income taxes) which may be payable in connection with the execution and delivery of this Warrant or the issuance and sale of the Restricted Securities hereunder or in connection with any modification of the Restricted Securities and will save the Holder harmless without limitation as to time against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The obligations of the Company under this Section 8 shall survive any redemption, repurchase or acquisition of Restricted Securities by the Company.

         Section 9. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Section 9 unless such Restricted Securities are properly registered under the Securities Act of 1933, as amended. Each transferee shall be subject to the same transfer restrictions imposed on the Holder by this Agreement.

                  9.1. Restrictive Legend. Unless and until otherwise permitted by this Section 9, each certificate for Warrants issued under this Agreement, each certificate for any Warrants issued to any transferee of any such certificate, each certificate for any Warrant Stock issued upon exercise of any Warrant and each certificate for any Warrant Stock issued to any transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY REQUIRED REGISTRATION OR QUALIFICATION UNDER ANY STATE SECURITIES LAWS, OR THE PROPOSED TRANSACTION DOES NOT REQUIRE REGISTRATION OR QUALIFICATION UNDER FEDERAL OR STATE SECURITIES LAWS."

                  9.2.  Notice of Proposed Transfers; Request for Registration.

                  (a) Prior to any transfer or attempted transfer of any Restricted Securities not covered by the proviso contained in the introductory paragraph to Section 9, the holder of such Restricted Certificate shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail.








                  (b) Upon  receipt of such  notice,  the Company may request an opinion of counsel of such holder to the effect that such proposed transfer may be effected without registration under the Securities Act. Upon receipt of such opinion, or if the Company does not request such an opinion, within ten (10) Business Days after receiving notice of the proposed transfer, the Company shall, as promptly as practicable, so notify the holder of such Restricted Certificate and such holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the Restricted
Securities thus to be transferred (and each certificate evidencing any untransferred balance of the Restricted Securities evidenced by such Restricted Certificate) shall bear the restrictive legend set forth in Section 9.1, unless in the opinion of the Company or the opinion of such counsel, if requested, pursuant to Rule 144(k) of the Securities Act or otherwise, such legend is not required in order to ensure compliance with the Securities Act. The fees and expenses of counsel for any such opinion shall be paid by the Company.

                  (c) Subject to the limitations contained in Section 9.3 below, if in the opinion of the Company or the opinion of such counsel, if requested, the proposed transfer of the Restricted Securities evidenced by such Restricted Certificate may not be effected without registration under the Securities Act, the Company shall, as promptly as practicable, so notify the holder thereof. If within 30 days after receipt of such notice to such effect such holder shall request registration of such Restricted Securities (which request shall state the intended method of disposition of such securities by the prospective Seller) and the preconditions to the Company's obligation to effect such registration specified in Section 9.3 are satisfied, the Company will immediately use its best efforts to effect the registration of such Restricted Securities under the Securities Act, all in accordance with the following provisions of this Section 9.

                  9.3. Required Registration. The Warrant Stock issuable upon exercise of the Warrants is subject to the terms and conditions of that certain Registration Rights Agreement dated as of the date hereof among the Company and the Purchasers named therein, attached as Exhibit C of the Securities Purchase Agreement.

                  9.4. Termination of Restrictions. Notwithstanding the foregoing provisions of this Section 9, the restrictions imposed by this Section 9 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration or sold under Rule 144 or Rule 144A promulgated by the Commission. Whenever the restrictions imposed by this Section 9 shall terminate as to any Restricted Certificate, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend otherwise required to be borne thereby.

         Section 10. Limitation of Liability. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the purchase price of the Warrant Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

         Section 11. Loss or Destruction of Warrant Certificates. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company (the original Warrant holder's or any other institutional Warrant holder's indemnity being satisfactory indemnity in the event of loss, theft or destruction of any Warrant owned by such institutional holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

         Section 12. Furnish Information. The Company agrees that it shall deliver to the holder of record hereof promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

         Section 13. Amendments. The terms of this Warrant and all other Warrants may be amended, and the observance of any term therein may be waived, but only with the unanimous written consent of the holders of the then outstanding Warrants evidencing a majority in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants, provided that no such action may change the number of shares of stock comprising a Stock Unit or the Exercise Price, without the written consent of the holders of Warrants evidencing 100% in number of the total number of Stock Units at the time purchasable upon the exercise of all then outstanding Warrants.








For the purposes of determining whether the holders of outstanding Warrants entitled to purchase a requisite number of Stock Units at any time have taken any action authorized by this Warrant, any Warrants owned by the Company or any Affiliate of the Company (other than an institutional investor which may be deemed an Affiliate solely by reason of the ownership of Warrants) shall be deemed not to be outstanding.

         Section 14. Office of the Company. So long as any of the Warrants remains outstanding, the Company shall maintain an office in Southern California where the Warrants may be presented for exercise, transfer, division or combination as in this Warrant provided. Such office shall be at 5334 Starling Center Drive, Westlake Village, California 91361 unless and until the Company shall designate and maintain some other office for such purposes and deliver written notice thereof to the holders of all outstanding Warrants.

         Section 15.  Notices Generally.

                 15.1. All communications (including all required or permitted notices) pursuant to the provisions hereof shall be in writing and shall be sent,

                           (a) if to any party to the Securities Purchase Agreement at its address for notices specified beneath its name on the signature page of the Securities Purchase Agreement, or at such other address as it may have furnished in writing to each other party thereto and all other holders of Warrants and Warrant Stock at the time outstanding, or

                           (b) if to any other Person who is the registered holder of any Warrants or Warrant Stock, to the address of such holder as it appears in the stock or warrant ledger of the Company.

                  15.2. Any notice shall be deemed to have been duly delivered when delivered by hand, if personally delivered, and if sent by mail to a party whose address is in the same country as the sender, two Business Days after being deposited in the mail, postage prepaid, and if sent by recognized international courier, freight prepaid, with a copy sent by telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (a) being telecopied and (b) delivery to such courier.

         SECTION 16. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.







         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name by its President or a Vice President and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

Dated:  May 6, 1997

                                            THE RIGHT START, INC.:



                                            By /s/ Jerry R. Welch
                                               ---------------------------
                                               Jerry R. Welch
                                               Chief Executive Officer


ATTEST:

/s/ Gina M. Shauer
---------------------------------------
Gina M. Shauer
Chief Financial Officer
  and Secretary